As filed with the U.S. Securities and Exchange Commission on November 1, 2018
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlassian Corporation Plc
(Exact Name of Registrant as Specified in Its Charter)
_______________________________
United Kingdom (State or Other Jurisdiction of Incorporation or Organization)	98-1258743 (I.R.S. Employer Identification Number)
Exchange House Primrose Street London EC2A 2EG c/o Herbert Smith Freehills LLP
(Address of Registrant’s Principal Executive Offices)
_____________________________

2015 SHARE INCENTIVE PLAN (Full title of the plan) _____________________________
Stuart Fagin Deputy General Counsel Atlassian, Inc. 1098 Harrison Street San Francisco, California 94103 415.701.1110
(Name, address and telephone number of agent for service)
_____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” ,“smaller reporting company” , and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A ordinary shares, nominal value $0.10 per share, reserved for issuance under the 2015 Share Incentive Plan	11,807,109 (2)	$68.75 (3)	$811,738,743.75	$98,382.74

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares which become issuable under the Registrant’s 2015 Share Incentive Plan by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.

(2)
Represents shares of Registrant’s Class A ordinary shares that were automatically added to the shares authorized for issuance under the Registrant’s 2015 Share Incentive Plan on July 1, 2018 pursuant to an “evergreen” provision contained in the 2015 Share Incentive Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2015 Share Incentive Plan automatically increases on July 1st of each year by 5% of the total number of shares of the Registrant’s shares outstanding on June 30th of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Class A ordinary shares on October 26, 2018, as reported on the Nasdaq Global Select Market.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is being filed by Atlassian Corporation Plc (the “Registrant”) to register 11,807,109 additional shares of Class A ordinary shares of the Registrant, nominal value $0.10 per share, reserved for issuance under the 2015 Share Incentive Plan.
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2015 (File No. 333-208436), on November 3, 2016 (File No. 333-214424) and on November 3, 2017 (File No. 333-221342) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Registrant's 2015 Share Incentive Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended June 30, 2018, filed with the Commission on August 30, 2018 (File No. 001-37651);

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, not deemed to be filed) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
The description of the Registrant’s Class A ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37651) filed with the Commission on November 30, 2015 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the ordinary shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on November 1, 2018.
ATLASSIAN CORPORATION PLC
By:    /s/ Michael Cannon-Brookes
Michael Cannon-Brookes
Co-Chief Executive Officer
By:    /s/ Scott Farquhar
Scott Farquhar
Co-Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Farquhar, Michael Cannon-Brookes and Murray J. Demo, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of the Registrant, and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Cannon-Brookes Michael Cannon-Brookes	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	November 1, 2018
/s/ Scott Farquhar Scott Farquhar	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	November 1, 2018
/s/ James Beer James Beer	Chief Financial Officer (Principal Financial Officer)	November 1, 2018
/s/ Gene Liu Gene Liu	Corporate Controller (Principal Accounting Officer)	November 1, 2018
/s/ Shona L. Brown Shona L. Brown	Director	November 1, 2018
/s/ Heather Mirjahangir Fernandez Heather Mirjahangir Fernandez	Director	November 1, 2018
/s/ Sasan Goodarzi Sasan Goodarzi	Director	November 1, 2018
/s/ Jay Parikh Jay Parikh	Director	November 1, 2018
/s/ Enrique Salem Enrique Salem	Director	November 1, 2018
/s/ Steven Sordello Steven Sordello	Director	November 1, 2018
/s/ Richard P. Wong Richard P. Wong	Director	November 1, 2018

II-1

II-2

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of the Registrant (1)
4.2	Form of certificate evidencing Class A ordinary shares (2)
5.1	Opinion of Herbert Smith Freehills LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereto)
99.1	2015 Share Incentive Plan (3)
______________________

(1)	Filed as Exhibit 3.1 to the Registrant's report on Form 6-K (File No. 001-37651), filed previously with the Commission on December 8, 2016 and incorporated by reference herein.

(2)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 18, 2015 and incorporated by reference herein.

(3)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 9, 2015 and incorporated by reference herein.